Contact:

Robert W. Pangia
Chief Executive Officer
Highlands Acquisition Corp.
(201) 573-8400
rpangia@highlandscorp.com

FOR IMMEDIATE RELEASE

Highlands Acquisition Corp.
In Compliance with AMEX Listing Requirements

Montvale, New Jersey, April 28, 2008 -- Highlands Acquisition Corp. (AMEX: HIA.U, HIA, and HIA.WS), (the "Company") announced today that on April 24, 2008, the Company received a letter from the American Stock Exchange (the “Amex”) finding that, as a result of the appointment of Mr. Ronnie P. Barnes, an independent director, to our Board of Directors, the Company regained compliance with the Amex listing requirement that at least a majority of the directors on the Company’s Board of Directors be independent directors as set forth in the Amex Company Guide.

About Highlands Acquisition Corp.

Highlands Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses. The Company's efforts in identifying a prospective target business will not be limited to a particular industry, although it initially intends to focus its search for a target business in the healthcare industry.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company's prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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